Exhibit 99.1

NextBoat Inc.’s Autograph Yachts Division Delivers Strong Second Quarter Growth, Driven by Expanding Brokerage Platform and Market Share Gains

Division surpasses $132 million in total transaction volume since launch, exceeding first-year target by more than 30%

Wilmington, NC – June 16, 2026 – NextBoat Inc. (NYSE American: NXB) (“NextBoat” or the “Company”), formerly Off The Hook YS Inc. (NYSE American: OTH), today announced strong growth from its Autograph yacht brokerage division reflecting continued growth in transaction volume, gross sales, new listings, and team expansion.

During the second quarter, Autograph facilitated 31 yacht transactions, up from 22 in the first quarter, representing a 41% increase in deal activity. Gross sales volume increased by approximately $43 million during the quarter, while Autograph trade activity reached $23.3 million, contributing to total transaction volume that nearly doubled the approximately $35 million achieved during the first quarter.

Since launching operations in September 2025, Autograph has facilitated approximately $132 million in brokerage and NextBoat trade transactions. Autograph’s original first-year objective was to achieve $100 million in transaction volume, a goal that was surpassed by more than 30% within its first ten months of operation.

“Our second quarter results demonstrate the strength of our platform, our brokers, and our commitment to innovation within the yacht brokerage industry,” said Mike Burke, President of Autograph Yacht Group. “What makes these results particularly meaningful is that we achieved them while building the business from the ground up. We began with no offices, a small team of seven brokers, and limited infrastructure. Today, we have established a scalable platform with multiple offices, experienced support staff, advanced marketing capabilities, and growing market presence.”

The Company’s brokerage listing inventory has expanded significantly, growing from approximately $100 million in listings to approximately $190 million, with additional inventory being added regularly. Management believes this growth reflects the effectiveness of its marketing platform, broker recruitment initiatives, and increasing brand recognition throughout the market.

The Company has also continued to invest in geographic expansion and talent acquisition. Autograph is currently establishing an additional office in Coconut Grove, Miami, strengthening its coverage across Southeast Florida. During the quarter, the Company added five new brokers and is actively engaged in discussions with an additional five to six top-producing brokers expected to join the platform over the coming months.

About NextBoat Inc.

Founded in 2012, NextBoat Inc., previously known as Off The Hook YS Inc., is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, financed, and serviced across the United States. Through proprietary technology, transaction data, financing capabilities, and a growing national acquisition network, the Company operates across boat brokerage, wholesale inventory acquisition, auctions, financing, and marine services. NextBoat’s ecosystem includes Off The Hook Yachts, Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, NextBoat is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations
ir@nextboat.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws regarding NextBoat Inc. (“Company”), including, without limitation, statements regarding the Company’s business strategy, technology platform, market opportunity, planned operations, and expected results and benefits. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative of such terms thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results, performance or achievements, including the timing of events, may differ materially from those expressed or implied by the forward-looking statements as a result of various risks and uncertainties, including those described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC. Copies of these filings are available on the SEC’s website at www.sec.gov. Investors are cautioned that forward-looking statements are not guarantees of future performance, and are cautioned not to place undue reliance on any such forward-looking statements. The forward-looking statements made in this press release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update, revise or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances occurring after the date such statements were made, except as required by applicable law.